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                                                    EXHIBIT 10.2

                      EMPLOYMENT AGREEMENT

     This Employment Agreement is dated as of January 1, 1994, and is entered into between QVC, Inc., a Delaware corporation (the
"Company"), and William F. Costello ("Executive").

     WHEREAS, the Company desires to continue to employ Executive and Executive desires to continue in the employ of the Company, and Executive and the Company desire to embody in this Agreement the terms and conditions under which Executive shall continue to be employed.

     NOW, THEREFORE, the parties hereby agree:

                            ARTICLE I

             Employment, Duties and Responsibilities

     1.01      Employment.  During the term of this Agreement (the
"Term"), Executive shall serve as Executive Vice President and Chief Financial Officer of the Company. Executive hereby accepts such employment. Executive agrees to devote his full working time and efforts to promote the interest of the Company.

     1.02 Duties and Responsibilities. Executive shall have such duties, function, responsibilities and position level as on the date hereof and as shall be assigned to him by the Board of Directors of the Company or its designee.

     1.03 Base of Operation. Executive's principal base of operation for the performance of his duties and responsibilities under this Agreement shall continue to be the offices of the Company in West Chester, Pennsylvania; provided, however, that Executive shall perform such duties and responsibilities at such other places as shall from time to time be reasonably necessary to fulfill his obligations hereunder.

                           ARTICLE II

                              Term

     2.01 Term. The Term shall commence on January 1, 1994 and shall continue for a period of three years, terminating on December 31, 1996, unless terminated earlier as provided in Article
V. The Term shall automatically be renewed for one year terms unless either party gives at least 120 days prior written notice of its intention not to renew the Term.
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                           ARTICLE III

           Compensation, Expenses and Indemnification

     3.01 Salary, Bonuses and Benefits. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of ARTICLE V hereof):

               (a) Salary. The Company shall pay Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company and subject to such withholding and other normal employee deductions as may be required by law, at the rate of $300,000 per year. Such salary shall be subject to annual upward review at the discretion of the Company.

               (b) Bonus. During the Term, Executive shall be eligible for and participate in such bonus and incentive compensation programs as shall be generally provided to Executive
Officers of the Company.

               (c) Benefits. Executive shall participate during the Term in such life insurance, health, disability and major medical insurance benefits, and in such other employee benefit plans and programs for the benefit of the employees of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other Executive Officers of the Company and subject to the terms and provisions of such plan or program.

               (d) Vacation. Executive shall be entitled to paid vacation during the Term in accordance with Company policy.

               (e) Perquisites. During the Term, the Company shall pay or reimburse Executive or otherwise make available to him those perquisites which were made available to him immediately prior to entering into this Agreement, including, but not limited to, use of a Company-owned automobile or a monthly car allowance.

     3.02 Expenses. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in connection with the business of the Company and in performance of his duties under this Agreement upon Executive's presentation to the Company of an itemized accounting of such expenses with reasonable supporting data, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time during the Term.

     3.03 Indemnification. Throughout the Term and thereafter, the Company shall indemnify the Executive to the fullest extent not prohibited by law against any and all expenses, fees, liabilities and obligations of any nature whatsoever paid or
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incurred by Executive in connection with any suit, proceeding, inquiry, hearing or investigation arising out of or related to (a) the fact that the Executive is or was an employee, officer, director, or agent of the Company, or (b) anything done or not done by Executive in any such capacity.

                           ARTICLE IV

                        Exclusivity, Etc.

     4.01 Exclusivity; Non-Competition. Executive shall perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive shall devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. During the Term Executive shall not engage in any business activities that are competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates.

     4.02 Other Business Ventures. Executive shall not during the Term be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Executive from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor; and except that Executive may purchase securities in any corporation whose securities are regularly traded provided that such purchase shall not result in his collectively owning beneficially at any time one percent (1%) or more of the equity securities of any corporation engaged in business activities that are competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates.

     4.03      Properties; Business Secrets; and Non-Solicitation.

               (a) Executive hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company all of the entire right, title and interest of Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by Executive solely or jointly, during the Term which relate to methods, apparatus, designs, products, processes or devices, sold, used or under consideration or development by the Company or any of its divisions, subsidiaries or affiliates, or which otherwise relate to or pertain to the business, functions or operations of the Company or any of its divisions, subsidiaries or affiliates, or which arise from the efforts of Executive during the course of his employment with the Company. Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and
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improvements; and Executive shall execute and deliver to the
Company such formal transfers and assignments and such other papers and documents as may be necessary or required of Executive to permit the Company or any person or entity designed by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by Executive within one year following the termination of this Agreement shall be deemed to fall within the provisions of this Section 4.03(a) unless proved to have been first conceived and made following such termination.

               (b) Executive shall not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company or any of its divisions, subsidiaries or affiliates, which he may have learned in connection with his employment by the Company. For purposes of this Agreement, a "Trade or business secret, process, method or means, or any other confidential information" shall mean and include written information treated as confidential or as a trade secret by the Company. Executive's obligation under this Section 4.03(b) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Executive; (iii) is known to Executive prior to his receipt of such information from the Company, as evidenced by written records of Executive; or (iv) is hereafter disclosed to Executive by a third party not under an obligation of confidence to the Company. Executive shall not remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all such confidential information, including, without limitation, all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its subsidiaries or affiliates, and no copy of any such confidential information shall be retained by him.

               (c) Executive shall not, for a period of one year after any payment of base salary by Company to Executive under the terms of this Agreement, directly or indirectly, whether as an employee, consultant, independent contractor, partner, joint venturer or otherwise, (i) on behalf of any person or entity engaged in the sale of retail goods by means of television, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company or any of its divisions, subsidiaries or affiliates to terminate such person's
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contract of employment or agency, as the case may be, with the
Company or with any such division, subsidiary or affiliate, or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its divisions, subsidiaries or affiliates, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company or any of its divisions, subsidiaries or affiliates.


                            ARTICLE V

                           Termination

     5.01 Termination by the Company. The Company shall have the right to terminate Executive's employment at any time for "Cause". For purposes of this Agreement, "Cause" shall mean (a) termination by action of a majority of the members of the Board of Directors of the Company, acting on the written opinion of counsel, because of the Executive's willful and continued refusal, without proper cause, to substantially perform his duties under this Agreement; or (b) the conviction of Executive of a felony or of an act of fraud or embezzlement against the Company or any of its divisions, subsidiaries or affiliates (which through lapse of time or otherwise is not subject to appeal). Such termination shall be effected by written notice thereof, personally hand delivered by Company to Executive, and, except as hereinafter provided, shall be effective as of the thirtieth day after such notice; provided, however, that if within such thirty day period Executive shall cease his refusal and shall use his best efforts to perform such obligations, the termination shall not be effective.

     5.02 Death. In the event Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of Executive's death.

     5.03 Disability. In the event that Executive suffers a disability which prevents him from substantially performing his duties under this Agreement for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365-day period, the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice to Executive in accordance with Section 6.02 of this Agreement.

     5.04 Termination by Executive for Good Reason. Executive may terminate his employment with the Company for "Good Reason" by giving 30 days advance written notice to the Company of his intent to so terminate. For purposes of this Agreement, the following circumstances shall constitute "Good Reason":

               (a) any action by the Company which results in a material diminution or material adverse change in Executive's title, authority, duties or responsibilities, except for written actions taken by resolution of the Board of Directors of the Company.
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               (b)  any failure by the Company to timely pay the
amounts or provide the benefits described in Article III of this Agreement, other than an isolated failure not occurring in bad faith and which is remedied promptly after receipt of written notice thereof given by Executive;

               (c) any failure by the Company to require any successor to be bound by the terms of this Agreement;

               (d) any action by the Company requiring Executive to be based at any office or location other than the offices of the Company in West Chester, Pennsylvania; provided, however, that this
Section 5.04(d) shall not apply to a general relocation of the offices of the Company to a location not more than 20 miles from West Chester, Pennsylvania.

     5.05      Effect of Termination.

               (a)  For Cause; Without Good Reason; Death;
Disability. In the event of termination of this Agreement (i) by the Company for Cause, (ii) by Executive without Good Reason, or
(iii) by reason of Executive's death or disability, the Company shall pay Executive (or his beneficiary in the event of his death) any base salary, bonus or other compensation earned but not paid to Executive prior to the effective date of such termination.

               (b) Without Cause; for Good Reason. In the event of termination of this Agreement (i) by the Company other than for Cause or the death or disability of the Executive; or (ii) by Executive for Good Reason, the Company shall pay Executive the sum of (A) the amount described in Section 5.05(a) of this Agreement, to be paid within 30 days after the termination of this Agreement,
(B) Executive's base salary for the period from the date of termination to December 31, 1996, to be paid monthly in accordance with the Company's payroll practices, and (C) a pro-rata portion of all bonus compensation to which Executive would have been entitled for the year of the termination based on the number of days served by the Executive, assuming full satisfaction of any objective performance criteria. In the event of the termination of this Agreement as provided in this Section 5.05(b), Executive shall remain an employee of the Corporation without the obligation to provide further services to the Corporation until the earliest of December 31, 1996, his death or his disability and shall be entitled during such period to all benefits and perquisites set forth in Section 3.01(c) and (e) and the continuation of his rights as an employee under the terms of the Stock Option Agreements between Executive and the Company dated as of December 9, 1992 and as of March 28, 1994 (the "Option Agreements").

               (c) Option Agreements. Executive's rights under this Agreement upon termination of employment shall be in addition to Executive's rights under the Option Agreements.

     5.06      Excise Taxes.  In the event that (a) any payments
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required to be made to Executive under this Agreement, in
combination with the vesting of options under the Option Agreements, would result in the imposition of an excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended, and (b) Executive and Company agree that a reduction of such payment and/or vesting by the minimum amount necessary to avoid imposition of the Excise Tax would result in Executive retaining a greater after-tax amount than if no such reduction were applied, then the Company may, with the consent of Executive, so reduce such payments and/or vesting in a manner acceptable to Executive.

                           ARTICLE VI

                          Miscellaneous

     6.01      Benefit of Agreement; Assignment; Beneficiary.

               (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributee, devisee and legatees. If Executive should die while any amount would still be payable to Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive's estate.

               (b)  The Company shall require any successor
(whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     6.02 Notice. Except as provided in Section 5.01 hereof, any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to QVC, Inc., 1365 Enterprise Drive, West
Chester, PA 19380, Attention: General Counsel, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to 1065 Heartsease Road, West Chester, PA 19382, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to
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whom such notice is given.

     6.03 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered under this Agreement, except that this Agreement shall not affect Executive's rights under the Option Agreements other than as specifically provided in the Option Agreements. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

     6.04 Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

     6.05 Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.06 Enforcement. Executive shall have no right to enforce any of his rights hereunder by seeking or obtaining injunctive or other equitable relief and acknowledges that damages are an adequate remedy for any breach by the Company of this Agreement.

     6.07 Governing Law. This Agreement shall be governed by laws of the Commonwealth of Pennsylvania without reference to the principles of conflict of laws.

     6.08 Agreement to Take Actions. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes of this Agreement.

     6.09 Legal Actions. In the event Executive institutes any legal action to enforce his rights under, or to recover damages for breach of, this Agreement, Executive, if he is the prevailing party shall be entitled to recover from Company any actual expenses for attorneys' fees and disbursements incurred. In such action, Executive shall be entitled to seek specific performance of his right to compensation, expenses and indemnification set forth in Sections 3.01, 3.02 and 3.03.

     6.10 Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.
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     6.11      Validity.  The invalidity or unenforceability of any
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     6.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and Executive have duly executed this Agreement as of the date first above written.

                              QVC, INC.


                              By: ___________________________________
                                  Name:   Barry Diller
                                  Title:  Chairman


                                  ___________________________________
                                  William F. Costello

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